EXHIBIT 16.1

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated February 22, 2006 of World Golf League, Inc. and are in agreement with the statements contained in the first, second, third, and fourth paragraphs of the document. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pender Newkirk & Company LLP

Pender Newkirk & Company LLP
Certified Public Accountants
Tampa, Florida
February 27, 2006

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